Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) X


                                 BANK ONE, N.A.
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                        36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                       60670-0120
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                 BANK ONE, N.A.
                        1 BANK ONE PLAZA, SUITE IL1-0120
                          CHICAGO, ILLINOIS 60670-0120
                           ATTN: CHRISTOPHER C. HOLLY
                                 (312) 732-1643
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                             AEP TEXAS NORTH COMPANY
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


              TEXAS                                       75-0646790
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


1 RIVERSIDE PLAZA                                          43215
COLUMBUS, OHIO                                             (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               $225,000,000 5.50% SENIOR NOTES, SERIES B DUE 2013
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of July, 2003.


                      BANK ONE, N.A.,
                      TRUSTEE

                      BY   /s/ CHRISTOPHER C. HOLLY
                           CHRISTOPHER C. HOLLY
                           VICE PRESIDENT


* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                              July 1, 2003

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Comcast MO of Delaware, Inc (formerly known as MediaOne of Delaware, Inc.) and Bank One, National Association, (formerly known as The First National Bank of Chicago), as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE, N.A.


                           BY:      /s/ CHRISTOPHER C. HOLLY
                                    CHRISTOPHER C. HOLLY
                                    VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:     Bank One, N.A.          Call Date: 12/31/02
Address:                 1 Bank One Plaza        Cert #:  03618    Page RC-1
City, State  Zip:        Chicago, IL 60670

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS IN THOUSANDS         C300


ASSETS
1. Cash and balances due from depository institutions (from Schedule
   RC-A):                                                                       RCON
                                                                                ----
   a. Noninterest-bearing balances and currency and coin(1) .................   0081           12,783,000            1.a
   b. Interest-bearing balances(2) ..........................................   0071            3,002,000            1.b
2. Securities
   a. Held-to-maturity securities(from Schedule RC-B, column A) .............   1754                    0            2.a
   b. Available-for-sale securities (from Schedule RC-B, column D) ..........   1773           42,712,000            2.b
3. Federal funds sold and securities purchased under agreements to resell
   a. Federal funds sold in domestic offices ................................   B987            7,139,000
   b. Securities Purchased under agreements to resell .......................   B989            1,015,000            3.

4. Loans and lease financing receivables: (from Schedule RC-C):                 RCON
                                                                                ----
    a. Loans and leases held for sale .......................................   5369            1,587,000            4.a
    b. Loans and leases, net of unearned income .............................   B528          101,957,000            4.b
    c. LESS: Allowance for loan and lease losses ............................   3123            2,551,000            4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c) .................................................   B529           99,406,000            4.d
5.  Trading assets (from Schedule RC-D) .....................................   3545            3,353,000            5.
6.  Premises and fixed assets (including capitalized leases) ................   2145            1,006,000            6.
7.  Other real estate owned (from Schedule RC-M) ............................   2150               33,000            7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ..........................................   2130              175,000            8.
9.  Customers' liability to this bank on acceptances outstanding ............   2155              244,000            9.
10. Intangible assets
    a.  Goodwill ............................................................   3163              473,000            10.a
    b.  Other intangible assets (from Schedule RC-M) ........................   0426                2,000            10.b
11. Other assets (from Schedule RC-F) .......................................   2160           10,989,000            11.
12. Total assets (sum of items 1 through 11) ................................   2170          183,869,000            12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Legal Title of Bank:     Bank One, N.A.          Call Date:  12/31/02
Address:                 1 Bank One Plaza             Cert #"  03618   Page RC-2
City, State Zip:         Chicago, IL 60670

SCHEDULE RC-CONTINUED

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                     THOUSANDS
LIABILITIES
13. Deposits:                                                                   RCON
    a. In domestic offices (sum of totals of columns A and C                    ----
       from Schedule RC-E) ..................................................   2200           90,275,000          13.a
       (1) Noninterest-bearing(1) ...........................................   6631           33,176,000          13.a1
       (2) Interest-bearing .................................................   6636           57,099,000          13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                               RCFN
                                                                                ----
    a. Federal funds purchased in domestic offices (2) ......................   B993            5,324,000          14.a
                                                                                RCFD
                                                                                ----
    b. Securities sold under agreements to repurchase (3) ...................   B995           13,027,000          14.b
15. Trading Liabilities(from Schedule RC-D) .................................   3548            3,119,000          15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M) ..............   3190           19,954,000          16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ................   2920              244,000          18.
19. Subordinated notes and debentures (2) ...................................   3200            3,979,000          19.
20. Other liabilities (from Schedule RC-G) ..................................   2930           10,109,000          20.
21. Total liabilities (sum of items 13 through 20) ..........................   2948          170,457,000          21.
22. Minority interest in consolidated subsidiaries ..........................   3000               60,000          22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...........................   3838                    0          23.
24. Common stock ............................................................   3230              201,000          24.
25. Surplus (exclude all surplus related to preferred stock) ................   3839            7,479,000          25.
26.      a. Retained earnings ...............................................   3632            5,545,000          26.a
    b. Accumulated other comprehensive income (3) ...........................   B530              127,000          26.b
27. Other equity capital components (4) .....................................   A130                    0          27.
28. Total equity capital (sum of items 23 through 27) .......................   3210           13,352,000          28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28) ...................................   3300          183,869,000          29.

Memorandum
To be reported only with the March Report of Condition
1. Indicate in the box at the right
   the number of the statement below that                  -------------
   best describes the most  comprehensive                  RCON   Number  Number
   level of auditing  work  performed for                  -------------  M.I.
   the bank by independent external auditors               6724   N/A
   as of any date during 2001 ..........................   -------------

1 =     Independent audit of the bank conducted in accordance               5 =    Directors' examination of the bank performed by
        with generally accepted auditing standards by a certified                  other external auditors (may be required by
        public accounting firm which submits a report on the bank                  state chartering authority)
2 =     Independent audit of the bank's parent holding company              6 =    Review of the bank's financial statements by
        conducted in accordance with generally accepted auditing                   external auditors
        standards by a certified public accounting firm which               7 =    Compilation of the bank's financial statements
        submits a report on the consolidated holding company                       by external auditors
        (but not on the bank separately)                                    8 =    Other audit procedures (excluding tax preparation
3 =     Attestation on bank management's asseertion on the                         work)
        effectiveness of internal control over financial reporting by a     9 =    No external audit work
        certified public accounting firm.
4 =     Directors' examination of the bank conducted in
        accordance with generally accepted auditing standards
        by a certified public accounting firm (may be required by
        state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.